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Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-131478 of Clough Global Opportunities Fund on Form N-2 of our report dated March 20, 2006 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, which are parts of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
April 24, 2006

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  Exhibit 99(n)